                                  EXHIBIT 24

                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Fleming, John E. Malone and Raymond
T. Belz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 1993 of USG Corporation, and any of all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      This power of attorney has been signed as of February 9, 1994 by the following persons.





\s\Eugene B. Connolly                        \s\David W. Fox
- ---------------------                        ---------------
Eugene B. Connolly                           David W. Fox
Chairman of the Board,                       Director
Chief Executive Officer,
and Director



\s\Anthony J. Falvo, Jr.                     \s\Philip C. Jackson, Jr.
- ------------------------                     -------------------------
Anthony J. Falvo, Jr.                        Philip C. Jackson, Jr.
Vice Chairman and                            Director
Director



\s\Robert L. Barnett                         \s\Marvin E. Lesser
- --------------------                         -------------------
Robert L. Barnett                            Marvin E. Lesser
Director                                     Director



\s\Keith A. Brown
- -----------------                            ---------------
Keith A. Brown                               John B. Schwemm
Director                                     Director



\s\W. H. Clark
- --------------                               ------------------
W. H. Clark                                  Judith A. Sprieser
Director                                     Director



\s\James C. Cotting                          \s\Alan G. Turner
- -------------------                          -----------------
James C. Cotting                             Alan G. Turner
Director                                     Director



\s\Lawrence M. Crutcher                      \s\Barry L. Zubrow
- -----------------------                      ------------------
Lawrence M. Crutcher                         Barry L. Zubrow
Director                                     Director



\s\Wade Fetzer III
- ------------------
Wade Fetzer III
Director